As filed with the Securities and Exchange Commission on October 23, 2006

Registration No. 333-132722

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4
TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENERAL DEVICES, INC.

(Name of Small Business Issuer in Its Charter)

Delaware	3590	21-0661726
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(203) 798-1080

(Address and Telephone Number of Principal Executive Offices
and Principal Place of Business)

Damien R. Tanaka
President and Chief Executive Officer
3 Trowbridge Drive
Bethel, Connecticut 06801
(203) 798-1080

(Name, Address and Telephone Number of Agent For Service)

Copies to:
James R. Rae, Esq.
Stairs Dillenbeck Finley
330 Madison Avenue
New York, New York 10017
(212) 697-2700

The purpose of this Pre-Effective Amendment No. 4 to issuer's Form SB-2 Registration Statement under the Securities Act of 1933, is to amend the Exhibit Index and to include in the form of one document Exhibit 5.1 and Exhibit 23.3 that had been omitted in previous amendments.

EXHBITS

Number	Description
5.1	Opinon of Stairs Dillenbeck Finley as to legality.
23.3	Consent of Stairs Dillenbeck Finley.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and has duly caused this Pre-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October     , 2006.

General Devices, Inc.
By	/s/ Damien R. Tanaka
Damien R. Tanaka, Chairman, President and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Damien R. Tanaka	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 23, 2006

Damien R. Tanaka

/s/ Kevin T. Dunphy	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	October 23, 2006

Kevin T. Dunphy

*	Director	October 23, 2006

Jay S. Bendis

*	Director	October 23, 2006

Elan Gandsman

*	Director	October 23, 2006

Ronald A. LaMorte

*	Director	October 23, 2006

Philip Anderson

*	Director	October 23, 2006

Paul Farrell

* By:	/s/ Kevin T. Dunphy

Kevin T. Dunphy
(Attorney-in-Fact)